EXHIBIT 99.1

-APi Group Provides Preliminary Year-End 2021 Results-

-Provides Initial Net Revenues and Adjusted EBITDA Guidance for 2022-

-Confirms Date of Fourth Quarter and Full Year 2021 Earnings Release-

New Brighton, Minnesota – February 23, 2022 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today provided preliminary year-end 2021 results and initial net revenues and adjusted EBITDA guidance for 2022. The Company is participating in a fireside chat during Citi’s 2022 Global Industrials Virtual Conference today at 2:40 p.m. ET and at the Barclays Industrial Select Conference on Thursday, February 24, 2022 at 8:35 a.m. ET and may discuss these items while at the conferences. The Company also confirmed that it intends to release its results for the three months and full year ended December 31, 2021 before the market opens on Tuesday, March 1, 2022.

Financial Update

On December 15, 2021, the Company issued a press release which stated that net revenues for 2021 were expected to exceed previous guidance and would be at least $3.8 billion and adjusted EBITDA would be approximately $405 million. While the Company will not be discussing actual results until its scheduled earnings release on March 1, 2022, the Company is expected to reiterate its strong performance and continued momentum despite certain inflationary pressures, supply chain disruptions and certain disruptions due to the rise of the omicron variation outbreak of the COVID-19 pandemic. The Company is also expected to indicate at the investor conferences that its final results will likely be better than the guidance provided on December 15, 2021.

Russ Becker, APi’s President and Chief Executive Officer stated: “2021 was a watershed year in the development of APi. Despite the many macro headwinds, I am proud of our team and how we achieved our stated strategic goals amidst ongoing supply chain disruptions, inflationary pressures and COVID-19 impacts. Obviously, one of the most exciting developments during the year was the signing of the definitive agreement to acquire the Chubb fire and security business (“Chubb”) on July 26, 2021. With the closing of the transaction on January 3, 2022, we began 2022 as the world’s leading life safety services provider. We now begin our three-year journey to accelerate organic revenue growth, leverage our scale and drive margin expansion across our platform while swiftly deleveraging and integrating the Chubb team and portfolio into APi.

I am excited about the opportunities in front of us. As we look ahead to 2022, our record backlog continues to build and provides us with a solid foundation for growth. We believe that net revenues will range between $6.3 to $6.5 billion driven by growing our recurring service revenue. In line with our historical performance, we expect growth in net revenues on an organic basis at fixed currencies will be 6 – 7%. For 2022 adjusted EBITDA, we expect to deliver between $650 to $700 million which will largely be dependent on the speed in which we finalize and implement certain integration activities across our platform. We intend to maintain our relentless focus on disciplined project and customer selection, pricing opportunities, leveraging our spend, driving operational excellence and realizing synergies from the acquisition of Chubb as we drive towards our adjusted EBITDA margin goal of 13%+ by 2025. I look forward to providing more detail on our 2021 performance as well as our outlook for 2022 on our earnings call on March 1, 2022.”

Upcoming Conferences

APi will participate in fireside chats during Citi’s 2022 Global Industrials Conference on Wednesday, February 23, 2022, at 2:40 p.m. ET and the Barclays 2022 Industrial Select Conference on Thursday, February 24, 2022 at 8:35 a.m. ET. A live webcast link and archived replay of this presentation will be available in the “Events” area on the Investor Relations page of APi’s website at www.apigroupcorp.com. Interested parties should check the Company’s website for any schedule updates or time changes.

Fourth Quarter and Full Year 2021 Earnings Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. ET on Tuesday, March 1, 2022. Participants on the call will include Russ Becker, President and Chief Executive Officer; Kevin Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 866-342-8591 or 203-518-9713 and provide Conference ID 2003217. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3572271/62D830326A8BC325528EF24622A516E3

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-723-0394 or 402-220-2649 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) certain expected 2021 financial results; (ii) the Company’s guidance for 2022, including net revenues, growth in net revenues on an organic basis and adjusted EBITDA, the assumptions it made and the drivers contributing to its guidance; (iii) the Company’s business model, long-term targets, goals, outlook, opportunities and strategic initiatives, including the Company’s continued focus on growing recurring service revenue, project and customer selection, pricing opportunities, spend and operational execution; (iv) the potential benefits of and synergies from the acquisition of the Chubb businesses; (v) the Company’s plans to accelerate organic revenue growth, drive margin expansion and delever; (vi) the Company’s adjusted EBITDA margin goal; (vii) the Company’s backlog and its impact on future results; and (viii) the future impact of the COVID-19 pandemic. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (v) the trading price of the Company’s common stock, which may be positively or negatively impacted by the warrant redemption, market and economic conditions, including as a result of the COVID-19 pandemic, the availability of Company common stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

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The Company’s management believes that adjusted EBITDA, which excludes business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), is useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

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The Company’s management believes that organic net revenues growth provides a consistent basis for year-over-year comparisons in net revenues as it excludes the impacts of non-bolt-on acquisitions, completed divestitures, and changes in foreign currency impacts. Foreign currency impacts represents the effect of foreign currency on current period reported net revenues and is calculated as the difference between current period net revenues by applying the prior year average monthly exchange rates to the current year local currency net revenues amounts (excluding acquisitions and divestitures).

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and organic net revenues growth to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.